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                                                                    Exhibit 23.9

                          CONSENT OF DIRECTOR NOMINEE
                          ---------------------------


To E2Enet, Inc.:

          Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to the references in the Registration Statement of E2Enet, Inc. (the "Company") on Form S-1, and any amendments thereto, which indicate that I have accepted a nomination to become a director of the Company following the closing of the Company's initial public offering.



                                         /s/ Jeffrey R. Sechrest
                                         -----------------------------
                                         Jeffrey R. Sechrest


Dated:  September 8, 1999